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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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AEHR Test Systems

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 27, 2005

TO THE SHAREHOLDERS OF
   AEHR TEST SYSTEMS:
     You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Aehr Test Systems, a California corporation (the “Company”) to be held on October 27, 2005, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:
1.	To elect five directors.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only holders of record of the Common Stock at the close of business on September 13, 2005 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

RHEA J. POSEDEL Chief Executive Officer and Chairman of the Board of Directors

2005 ANNUAL MEETING OF SHAREHOLDERS
THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE (1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
FINANCIAL STATEMENTS
OTHER MATTERS

AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is being furnished to the Shareholders (the “Shareholders”) of Aehr Test Systems, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on October 27, 2005 and at any adjournments thereof.
At the Annual Meeting, the Shareholders will be asked:
1.	To elect five directors.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.
     The Board of Directors has fixed the close of business on September 13, 2005 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock (“Common Share”) held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.
     This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 2005.
THE ANNUAL MEETING
Date, Time and Place
     The Annual Meeting will be held on October 27, 2005 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.
General
     The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.
Record Date and Shares Entitled to Vote
     Shareholders of record at the close of business on September 13, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,481,829 Common Shares outstanding and entitled to vote.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Voting and Proxy Solicitation
     Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

     Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.
Quorum; Abstentions; Broker Non-Votes
     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote (the “Votes Cast”) at the Annual Meeting with respect to such matter.
     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.
     Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will make a quorum more readily but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.
Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting
     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (“SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2006, in order that they may be included in the proxy statement and form of proxy related to that meeting.
Shareholder Information
     IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULE THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 400 KATO TERRACE, FREMONT, CA 94539, ATTENTION: INVESTOR RELATIONS.
     If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless we have contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and we will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2005, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially
	Owned(1)
Beneficial Owner	Number	Percent(2)
Named Executive Officers and Directors:
Rhea J. Posedel (3)	1,115,217	14.7%
Robert R. Anderson (4)	139,675	1.9%
William W. R. Elder (5)	76,000	1.0%
Mukesh Patel (6)	52,175	*
Mario M. Rosati (7)	227,257	3.0%
Gary L. Larson (8)	111,815	1.5%
Carl N. Buck (9)	96,023	1.3%
David S. Hendrickson (10)	101,729	1.3%
Gregory M. Perkins (11)	25,775	*
All Directors and Executive Officers as a group (10 persons) (12)	1,980,019	24.6%

Principal Shareholders:
Private Capital Management (13)	1,368,472	18.3%
8889 Pelican Bay Blvd., Suite 500, Naples, FL 34108
State of Wisconsin Investment Board (14)	1,184,400	15.8%
121 East Wilson Street, Madison, WI 53702
Wellington Management Company, LLP (15)	542,300	7.2%
75 State Street, Boston, MA 02109

*	Represents less than 1% of the Common Shares

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 20,000 shares held by Vivian Owen, Mr. Posedel’s wife, 9,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel’s daughter, and 110,936 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(4)	Includes 57,175 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(5)	Includes 45,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(6)	Includes 47,175 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(7)	Includes 3,040 shares held of record by WS Investment Company 87A. Mr. Rosati is a general partner of WS Investment Company 87A and disclaims beneficial ownership of the shares held by WS Investment Company 87A except to the extent of his proportionate partnership interest therein. Also includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 149,177 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90 and 45,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(8)	Includes 55,395 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(9)	Includes 38,791 issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(10)	Includes 98,019 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(11)	Includes 23,749 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(12)	Includes 555,593 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2005.

(13)	Based solely on Schedule 13G/A filed February 14, 2005 with the SEC by Private Capital Management (“PCM”). PCM has shared investment power and shared voting power with respect to the shares. Does not include shares reported as beneficially owned by Bruce S. Sherman and Gregg J. Powers, officers of PCM, but not reported as beneficially held by PCM. Messrs. Sherman and Powers may be deemed to have beneficial ownership of 1,499,472 shares and 1,402,872 shares, respectively, but disclaimed beneficial ownership of the shares held by PCM’s clients and managed by PCM and also disclaimed the existence of a group.

(14)	Based solely on Schedule 13G/A filed February 8, 2005 with the SEC by the State of Wisconsin Investment Board (“SWIB”). SWIB has sole investment and sole voting power with respect to the shares.

(15)	Based solely on Schedule 13G/A filed February 14, 2005 with the SEC by Wellington Management Company, LLP (“WMC”). WMC has shared investment and voting power with respect to the shares.

Equity Compensation Plan Information
     The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2005.

	(a)	(b)	(c)
Number of securities
remaining available
for future
issuance under equity
	Number of securities to	Weighted-average	compensation plans
	be issued upon exercise	exercise price of	(excluding
	of outstanding options,	outstanding options,	securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))
Equity compensation plans approved by security holders	1,236,330 (1)	$4.31	473,037
Equity compensation plans not approved by security holders	—	—	—

Total	1,236,330	$4.31	473,037

(1)	Issued pursuant to the Company’s 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan (“Stock Option Plans”), which require the approval of and have been approved by the Company’s shareholders. See description of the Stock Option Plans below.
Stock Option Plans
     On October 23, 1996, the Board of Directors approved the 1996 Stock Option Plan (the “Stock Plan”). The Stock Plan provides for the granting of non-qualified stock options or incentive stock options to employees and consultants at the fair market value of the Company’s common stock as of the date of grant. Options granted under the Stock Plan generally vest at a rate of 1/48th per month, however, the vesting schedule can change on a grant-by-grant basis. The Stock Plan provides that vested options may be exercised for 3 months after termination of employment and for 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The Stock Plan permits options to be exercised with cash, check, certain other shares of the Company’s common stock or consideration received by the Company under a “cashless exercise” program. In the event that the Company merges with or into another corporation, or sells substantially all of the Company’s assets, the Stock Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of May 31, 2005, there were 1,709,367 shares of Common Stock reserved under the Stock Plan and 473,037 shares remaining for future issuance.
     On June 9, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the “ESPP”). The ESPP has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year, except that the first such offering period commenced with the effectiveness of the Company’s initial public offering and ended on the last trading day on or before March 31, 1999. Shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the ESPP. The maximum number of shares a participant may purchase during a single purchase period is 3,000 shares. As of May 31, 2005, there were 400,000 shares of Common Stock reserved under the ESPP and 71,674 shares remaining for future issuance.

PROPOSAL 1
ELECTION OF DIRECTORS
     At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.
     The names of the nominees and certain information about them are set forth below:

			Director
Name of Nominee	Age	Position	Since
Rhea J. Posedel	63	Chairman of the Board and Chief Executive Officer	1977

Robert R. Anderson (1)(2)	67	Director	2000

William W.R. Elder (1)(2)(3)	66	Director	1989

Mukesh Patel (1)(3)	47	Director	1999

Mario M. Rosati	59	Director and Secretary	1977

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee
     The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.
     RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. From the Company’s inception through May 2000, Mr. Posedel also served as President. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly “Lockheed Missile & Space Corporation”), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.
     ROBERT R. ANDERSON was appointed to the Company’s Board of Directors in October 2000. Mr. Anderson is a private investor. From January 1994 to January 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and as Chief Executive Officer from October 1998 to April 2001. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of semiconductor process control systems, in 1975 and served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman before he retired from that company in 1994. Mr. Anderson is a director of MKS Instruments, Inc. and Trikon Technologies, Inc., both of which are semiconductor equipment companies. He also serves as a director for two private companies.
     WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. (“Genus”), a semiconductor equipment company, which was recently acquired by AIXTRON AG, and he now currently serves as the Chairman of the Silicon Semiconductor

Technologies Group (“SSTS”). Dr. Elder also serves as a Board Member of Trikon Technologies, Inc., a semiconductor equipment company, in the United Kingdom and Maskless Lithography Inc., a capital equipment start-up based in San Jose, California. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.
     MUKESH PATEL was appointed to the Company’s Board of Directors in June 1999. Mr. Patel is a leading entrepreneur in the Silicon Valley who founded Sparkolor Corporation, acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc., a high value added memory products company, acquired by Solectron Corporation in late 1999. Mr. Patel holds a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India. Mr. Patel also serves as a Board member for several privately-held companies.
     MARIO M. ROSATI has been a director of the Company since 1977. He is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law. Mr. Rosati is a director of Sanmina-SCI Corporation, an electronics manufacturing services company, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus Inc., a specialty pharmaceutical company, all publicly held companies, as well as several privately-held companies.
Board Matters and Corporate Governance
Board Meetings and Committees
     The Board of Directors held a total of four (4) meetings and acted four (4) times by unanimous written consent during the fiscal year ended May 31, 2005. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.
     The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
     The Audit Committee of the Board of Directors is comprised entirely of independent directors, as defined in the National Association of Securities Dealers, Inc.’s (“NASD”) listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee consists of directors Messrs. Anderson, Elder and Patel. The Board of Directors has determined that Mr. Anderson is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Compensation Committee held one (1) meeting during fiscal year 2005. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.
     The Nominating and Governance Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Nominating and Governance Committee held one (1) meeting during fiscal year 2005. The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluate the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; and evaluate director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers.

Shareholder Recommendations
     The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board membership and should be addressed to:
Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn: Secretary
     In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.
Director Qualifications
     Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board in an action by written consent dated September 24, 2004. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.
Identifying and Evaluating Nominees for Directors
     The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.
     The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chief Executive Officer, is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect.

Annual Meeting Attendance
     Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. All directors attended the 2004 annual meeting of shareholders.
Code of Conduct and Ethics
     The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Company will provide a copy of the Code of Conduct and Ethics upon request made in writing to Aehr Test Systems, Attention: Investor Relations, 400 Kato Terrace, Fremont, CA 94539. The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com, on the Investors page.
Communications with the Board
     Individuals may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539.
REPORT OF THE AUDIT COMMITTEE (1)
     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Patel, Anderson and Elder, held four (4) meetings in fiscal year 2005. Each member is an independent director in accordance with the Nasdaq National Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s financial affairs.
     The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended May 31, 2005. PwC, the Company’s independent registered public accounting firm for fiscal year 2005, issued their unqualified report dated August 26, 2005 on the Company’s consolidated financial statements.
     The Audit Committee has also discussed with PwC the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with PwC relative to its independence. The Audit Committee has considered whether PwC’s provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company’s audited financial statements for the fiscal year ended May 31, 2005 be included in the Annual Report on Form 10-K.

AUDIT COMMITTEE
Mukesh Patel
Robert R. Anderson
William W.R. Elder
(1) The information regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
Director Compensation
     Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. Each outside director receives (1) an annual retainer of $10,000, (2) $1,250 for each regular board meeting he attends, and (3) $750 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. Prior to each annual meeting of shareholders, each outside director may elect to receive an additional stock option grant in lieu of any cash payments throughout the year. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Directors are eligible to participate in the Company’s stock option plans. In fiscal 2003, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $2.70 per share. In fiscal 2004, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $3.79 per share. Additionally, Robert Anderson and Mukesh Patel were each granted 9,499 shares at $3.79 per share pursuant to an agreement to take these shares of stock in lieu of cash payments throughout the fiscal year. In fiscal 2005, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $2.89 per share. Additionally, Robert Anderson and Mukesh Patel were each granted 12,676 shares at $2.84 per share pursuant to an agreement to take these shares of stock in lieu of cash payments throughout the fiscal year.
     The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.
Vote Required
     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED
ABOVE

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the current fiscal year ending May 31, 2006, and recommends that Shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit Fees
     The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services for the years ended May 31, 2005 and 2004:
     DESCRIPTION OF SERVICES

	2005	2004
Audit Fees	$168,496	$106,200

Tax Fees	—	35,175

TOTAL	$168,496	$141,375

     Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2005 and fiscal 2004 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during such periods.
     Tax Fees. Aggregate fees were for services related to finalization of income tax returns, sale and use tax filings, and other tax consulting services.
     The Audit Committee pre-approves all audit and non-audit services provided to the Company by the independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

COMPENSATION OF EXECUTIVE OFFICERS
     The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2005, 2004 and 2003 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2005.
Summary Compensation Table

				Long-term
				Compensation
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options ($)	Compensation ($)

Rhea J. Posedel	2005	$220,590	—	$2,634	$18,896	(1)
Chief Executive Officer and	2004	$216,662	—	$2,360	$22,936	(2)
Chairman of the Board of	2003	$213,252	—	$2,252	$17,505	(3)
Directors

Gary L. Larson	2005	$177,053	—	$2,429	$5,503	(1)
Vice President of Finance and	2004	$174,181	—	$2,071	$5,320	(2)
Chief Financial Officer	2003	$169,855	—	$1,944	$4,061	(3)

Carl N. Buck	2005	$159,093	—	$1,892	$5,473	(1)
Vice President of Contactor	2004	$153,144	$7,375	$1,739	$5,261	(2)
Business Group	2003	$151,205	$14,749	$1,580	$6,187	(3)

David S. Hendrickson	2005	$184,995	$335	$2,360	$19,203	(1)
Vice President of Engineering	2004	$182,015	—	$2,015	$16,458	(2)
	2003	$174,214	$26,906	$2,015	$13,013	(3)

Gregory M. Perkins	2005	$160,952	—	$2,114	$19,270	(1)
Vice President of Worldwide	2004	—	—	—	—
Sales and Service	2003	—	—	—	—

(1)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2005.

(2)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2004.

(3)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2003.

Stock Option Grants and Exercises
     The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2005.
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	Price	Expiration	Option Term(4)
Name	Granted(1)	Fiscal Year(2)	($/Share)(3)	Date	5% ($)	10% ($)
Rhea J. Posedel	35,000	10.6%	$3.99	6/30/2011	$39,017	$107,830
Gary L. Larson	20,000	6.1%	$3.63	6/30/2011	$29,555	$68,877
Carl N. Buck	20,000	6.1%	$3.63	6/30/2011	$29,555	$68,877
David S. Hendrickson	20,000	6.1%	$3.63	6/30/2011	$29,555	$68,877
Gregory M. Perkins	70,000	21.2%	$4.35	6/03/2011	$123,962	$288,884

(1)	The options were granted under the 1996 Stock Option Plan and vest over four years.

(2)	Based on an aggregate of 330,050 options granted by the Company in the year ended May 31, 2005 to employees and consultants to the Company, including the named executive officers.

(3)	The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.

(4)	This column sets forth hypothetical gains or “option spreads” for the options at the end of their respective seven-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% annually from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions and the timing of option exercises, if any.
     The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2005 and the value of unexercised options at such date.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rhea J. Posedel	—	—	127,707	52,293	—	—
Gary L. Larson	—	—	67,269	30,731	$1,006	$1,094
Carl N. Buck	3,090	$384	47,644	26,356	$1,006	$1,094
David S. Hendrickson	—	—	92,185	27,815	$335	$365
Gregory M. Perkins	—	—	16,041	53,959	—	—

(1)	The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2)	Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($3.02 per share as of May 31, 2005) and the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
     In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.
Legal Counsel
     During fiscal 2005, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2006.
Change of Control Severance Agreement
     On January 24, 2001, the Company entered into Change of Control Severance Agreements with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation. In the event of a termination in fiscal 2006 following a change of control, the amounts payable to Messrs. Buck, Hendrickson, Larson and Posedel would be approximately $81,000, $104,000, $146,000 and $234,000, respectively.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.
REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.
General
     The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.
     The Compensation Committee is responsible for:
1.	Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

2.	Determining the evaluation criteria and timeliness to be used in those programs;

3.	Determining the processes that will be followed in the ongoing administration of the programs; and

4.	Determining their role in the administration of the programs.
     All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company’s officers.
Compensation Vehicles
     Currently, the Company uses the following executive compensation vehicles:
•	Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

•	Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.
     These programs apply to all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.
     The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual’s position and a specific time frame.
     These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.
     The processes used by the Compensation Committee include the following steps:
1.	The Compensation Committee periodically receives information comparing the Company’s pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

2.	At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

3.	Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

4.	At the end of the performance cycle, the Chief Executive Officer evaluates each other executive’s relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.	The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.
Compensation of the Chief Executive Officer
     The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company’s Chief Executive Officer, in fiscal year 2005. In setting both the cash-based and the equity-based elements of Mr. Posedel’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Posedel’s experience and knowledge, and Mr. Posedel’s leadership in achieving our long-term goals. During fiscal year 2005, he received a stock option grant under our 1996 Stock Option Plan for 35,000 shares. These options vest over seven years. The Compensation Committee believes Mr. Posedel’s fiscal year 2005 compensation was fair, relative to the Company’s performance and Mr. Posedel’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.
Policy on Deductibility of Compensation
     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2006 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.
     The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.
COMPENSATION COMMITTEE
Robert R. Anderson
William W.R. Elder

Company Performance
     The following graph shows a comparison of total shareholder return for holders of the Company’s Common Stock for the last five fiscal years and ending May 31, 2005, compared with The Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company’s Common Stock, in the Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index on May 31, 2000, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG AEHR TEST SYSTEMS, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2005.
FINANCIAL STATEMENTS
     The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.
OTHER MATTERS
     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

RHEA J. POSEDEL Chief Executive Officer and Chairman of the Board of Directors
Dated: September 27, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AEHR TEST SYSTEMS
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 27, 2005
     The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 27, 2005, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card:
     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINATED DIRECTORS AND (2) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.
PLEASE SIGN AND DATE THE REVERSE SIDE
1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as indicated)	☐ WITHHOLD authority to vote for all nominees listed below	☐ EXCEPTION
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Rhea J. Posedel	Robert R. Anderson	William W. R. Elder	Mukesh Patel	Mario M. Rosati
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated: , 2005

Signature

[Signature]

(This Proxy should be marked, dated, signed by the Shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)